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                                                                  Exhibit 23(b)


                      [LAZARD FRERES & CO. LLC LETTERHEAD]


                                                                  June 29, 1998


Insilco Corporation
425 Metro Place North
Dublin, OH 43017


     We hereby consent to the (i) the inclusion of our opinion letter to the Board of Directors of Insilco Corporation as Annex B to the Proxy Statement/ Prospectus and (ii) the reference to such opinion in the Proxy Statement/ Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                  Very truly yours,

                                                  LAZARD FRERES & CO. LLC



                                                  By /s/ Steven J. Golub
                                                    _____________________
                                                    Steven J. Golub
                                                    Managing Director